UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2021

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2021, David J. Parker resigned as a member of the Board of Directors (the “Board”) of Bioventus Inc. (the “Company”), effective as of January 1, 2022 (the “Effective Date”). On December 21, 2021, the Board elected Michelle McMurry-Heath as a Class I director of the Board for a term ending at the 2022 annual meeting of stockholders of the Company, effective on the Effective Date. Ms. McMurry-Heath is also expected to be appointed to the Board’s Compliance, Ethics and Culture Committee.
Michelle McMurry-Heath, 51, has served as President and Chief Operating Officer of the Biotechnology Innovation Organization, a membership and advocacy organization focused on improving biotech research and applying biotech innovations to major healthcare challenges, since 2020. She previously served as Vice President, External Innovation, Global Leader for Regulatory Science and Executive Director of Scientific Partnerships for JLABS@DC, a division of Johnson & Johnson (“J&J”), a manufacturer of medical devices, pharmaceuticals and consumer goods, from 2019 to 2020. Ms. McMurry-Heath joined J&J in 2014, serving as its Worldwide Vice President and Global Head, Regulatory Affairs from 2014 to 2017 and later adding responsibilities for the company’s International Clinical Evidence and Strategic Operations from 2017 to 2019. Prior to that, she served as Associate Center Director for Science, Center for Devices and Radiological Health at the U.S. Food and Drug Administration from 2010 to 2014. From 2005 to 2010, Ms. McMurry-Heath was Director of the Health, Biomedical Science and Society Policy Program at the Aspen Institute. Ms. McMurry-Heath began her career as a Senior Policy Advisor for Senator Joseph Lieberman for Health, Social, and Biomedical Innovation Policy from 2001 to 2004. She later served as a Robert Wood Johnson Health and Society Scholar at the University of California, San Francisco and Berkeley from 2004 to 2005 and a Mcarthur Fellow, Global Health for the Council on Foreign Relations from 2004 to 2006. Ms. McMurray-Heath has an MD/PhD in Immunology from Duke University and received an AB in Biochemistry from Harvard University. The Company’s Board believes that Ms. McMurry-Heath’s significant dynamic policy, regulatory, commercial health care and advocacy experience will be invaluable to the Board.
Ms. McMurry-Heath will be entitled to the standard compensation paid by the Company to its non-employee directors, including an annual cash retainer of $55,000 for Board service as well as an additional $5,000 for service on the Compliance, Ethics and Culture Committee. In addition, Ms. McMurry-Heath will receive an initial award of restricted stock units having an aggregate fair value equal to $152,000, pro-rated in accordance with the Company’s Non-Employee Director Compensation Policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: December 27, 2021	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel